TELLABS, INC.

2001 STOCK OPTION PLAN

Article 1.

Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Tellabs, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes the incentive compensation plan to be known as the Tellabs, Inc. 2001 Stock Option Plan (hereinafter referred to as the "Plan").

Subject to approval by the Company's stockholders, the Plan shall become effective as of January 24, 2001 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer to certain employees stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 11 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

"Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options or Stock Appreciation Rights.

"Award Date" means the date an Award is granted to the Participant.

"Award Agreement" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Awards granted under this Plan. The Participant's acceptance of the terms of the Award Agreement shall be evidenced by his or her continued employment without written objection before any exercise or payment of the Award. If the Participant objects in writing, the grant of the Award shall be revoked.

"Board" or "Board of Directors" means the Board of Directors of the Company.

"Change in Control" means the first to occur of:

(a) Any "person" (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, the Company or any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of twenty percent (20%) or more but then promptly reduces that ownership interest below twenty percent (20%);

(b) During any two (2) consecutive years (not including any period beginning prior to the Effective Date), individuals who at the beginning of such two (2) year period constitute the Board of Directors of the Company and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company; (ii) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(e) A tender offer (for which a filing has been made with the Securities and Exchange Commission ("SEC")) which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the outstanding voting securities of the Company, then the first to occur of:

(1) Any time during the offer when the person making the offer owns or has accepted for payment securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, or

(2) Three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any securities owned by such person, securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities when the offer terminates.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

"Committee" means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Awards.

"Common Stock" means the common stock, $.01 par value per share, of the Company.

"Company" means Tellabs, Inc., a Delaware corporation, as well as any successor to such entity as provided in Article 13 herein.

"Director" means any individual who is a member of the Board of Directors of the Company.

"Disability" shall have the meaning ascribed to such term in the long-term disability plan which governs any such benefits to which Participant may be or may become entitled. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall mean: for the first twenty-four (24) months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education or experience.

"Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

"Employee" means any employee of the Company or any Subsidiary and any individual who has accepted employment with the Company or any Subsidiary; but shall not include any individual while such individual is providing services to the Company or any Subsidiary in the capacity of, or is or was designated by the Company or a Subsidiary as, an independent contractor.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

"Fair Market Value" shall mean an amount equal to the closing price on the applicable date for sales of shares of Common Stock made and reported through the National Market System of the National Association of Securities Dealers, Inc. or such national stock exchange on which the Common Stock may then be listed and which constitutes the principal market for the Common Stock, or, if no sales of Common Stock shall have been reported with respect to that date, on the next preceding date with respect to which sales were reported.

"Freestanding SAR" means a stock appreciation right that is granted independently of any Options, as described in Article 7 herein.

"Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

"Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

"Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

"Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

"Participant" means any individual who has outstanding an Award granted under the Plan.

"Shares" means shares of Common Stock of the Company.

"Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

"Subsidiary" means any Company, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than twenty percent (20%) of all issued and outstanding equity interests.

"Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

Article 3.

Administration

3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. If, and to the extent that, no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the full Board.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and others who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 11 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Article 4.

Shares Subject to the Plan and Maximum Awards

4.1 Shares Available for Awards. The aggregate number of Shares which may be delivered for purposes of this Plan with respect to Awards shall not exceed 38,000,000 Shares (subject to adjustment as provided in Section 4.3), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Of the aggregate number of Shares, up to all of such Shares may be issued with respect to Incentive Stock Option Awards or Nonqualified Stock Option awards. In addition, up to an aggregate of 1,000,000 Freestanding SARs may be granted under the Plan. Upon:

(a) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award, then the number of Shares or SARs covered by the Award shall not be deemed to have been delivered or used for purposes of determining the maximum number of Shares which may be delivered or Freestanding SARs which may be granted under the Plan; or

(b) payment of an Option Price with previously-acquired shares and/or payment of any taxes arising upon exercise of an Option with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise, then only the number of Shares issued net of the number of Shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of Shares which may be delivered under the Plan.

4.2 Individual Participant Limitations. The following rules shall apply to grants of Awards under the Plan:

(a) Subject to adjustment as provided in Section 4.3 herein and subsection (b) below, the maximum aggregate number of Shares which may be issuable under Option Awards and used for reference purposes for Awards of Freestanding SARs that may be granted in any one (1) fiscal year to a Participant shall be 250,000.

(b) Notwithstanding the foregoing and subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares which may be issuable under Option Awards and used for reference purposes for Awards of Freestanding SARs that may be granted to a Participant in the first (1st) fiscal year of the Participant's employment with the Company shall be 500,000.

4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5.

Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all officers and other Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America. The Committee may, at its discretion, permit the participation in the Plan by those individuals who have accepted employment with the Company or a Subsidiary, but as of the date of their initial Awards have not yet commenced employment; provided, however, that in no event shall an ISO be granted to any Employee prior to the date such Employee commences employment with the Company or a Subsidiary.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees as described in Section 5.1 hereinabove those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.

Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Nonqualified Stock Options or Incentive Stock Options; provided, however, that (a) no ISO may be granted more than ten (10) years after the Effective Date of the Plan, (b) the Option Price with respect to any ISO granted to a Participant who is a ten percent (10%) stockholder within the meaning of Section 422 of the Code shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant and such ISO shall not be exercisable after the expiration of five (5) years from the date of grant, and (c) the aggregate Fair Market Value (determined on the date the ISO is granted) of the Shares subject each installment becoming exercisable for the first time in any calendar year under ISOs granted under all plans of the Company and any Subsidiary, including this Plan, to a Participant shall not exceed $100,000 (provided, that to the extent that the aggregate Fair Market Value (determined on the date of grant of the ISO) of the Shares subject to ISOs becoming exercisable for the first time in a calendar year exceeds $100,000 due to the acceleration of the exercisability of such installments, that portion of the ISOs (determined by taking ISOs into account in the order in which they were granted) in excess of such $100,000 amount shall be treated as Nonqualified Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to Article 4 herein).

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422; provided, that the absence of any specification shall mean the Option is an NQSO.

6.3 Option Price. The Committee shall designate the Option Price for each grant of an Option under this Plan which Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 hereof or to the extent provided in the Award Agreement.

6.4 Duration of Options. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Unless the Award Agreement expressly provides otherwise, the Options shall be exercisable in accordance with the following schedule:

Years After	Exercisable Percentage
Award Date	of Shares
Less than 1	0%
1 but less than 2	25%
2 but less than 3	50%
3 but less than 4	75%
4 but less than 10	100%

6.6 Notice of Exercise and Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

(a) in cash or its equivalent (included for this purpose, the proceeds from a cashless exercise as permitted under Federal Reserve Board's Regulation T),

(b) by tendering (either actually or by attestation of ownership) previously acquired Shares (Shares acquired on the open market or which have been held for at least six (6) months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price,

(c) by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law, or

(d) by any combination of (a), (b), and (c).

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Except as set forth in Article 10 with respect to the effect of a Change in Control or except as the Committee may otherwise expressly provide in the Award Agreement evidencing an Option, the following rules shall apply upon termination of the Participant's employment with the Company and all Subsidiaries:

(a) Except as set forth in subsections (b), (c), and (d) below, in the event a Participant ceases to be an Employee for any reason, any Option or unexercised portion thereof granted under this Plan may be exercised, to the extent such Option would have been exercisable by the Participant hereunder on the date on which the Participant ceased to be an Employee, within three (3) months of such date (seven (7) months in the event such termination occurs after the occurrence of a Change in Control), but in no event later than the date of the expiration of the term of the Option.

(b) In the event of termination of employment due to the death of the Participant, each Option held by the Participant shall become exercisable in full and may be exercised at any time prior to the expiration date of the Option or within one (1) year after the date of the Participant's death, whichever period is shorter.

(c) In the event of termination of employment due to the Disability of the Participant, each Option held by the Participant may, to the extent exercisable at the time of such termination, be exercised at any time prior to the expiration date of the Option or within three (3) years after the date of the Participant's termination of employment, whichever period is shorter.

(d) In the event of termination of employment due to the retirement of the Participant on or after attaining age 55, all or a portion of each Option held by the Participant, to the extent not then exercisable, shall become exercisable in accordance with the schedule set forth below based upon one point for the Participant's attained age and one point for each year of continuous service with the Company or its Subsidiaries as of the date of retirement (including for this purpose, continuous service with an entity prior to the date such entity was acquired by the Company or an affiliate of the Company, but excluding any service prior to January 1, 1975),

At least 70 but less than 80 points	50% of each unvested option shall vest
At least 80 but less than 90 points	75% of each unvested option shall vest
At least 90 points	100% of each unvested option shall vest

and all Options held by the Participant to the extent then exercisable may be exercised at any time prior to the expiration date of the Option or within three (3) years after the date of the Participant's retirement, whichever period is shorter.

(e) Notwithstanding anything in this Plan to the contrary, any ISO which is exercised after the expiration of three (3) months following the cessation of employment for any reason other than Disability or death or one (1) year after the date of termination of employment due to Disability or death, shall be treated as a NQSO.

6.9 Limited Transferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

(a) the spouse, children or grandchildren of the Participant ("Immediate Family Members");

(b) a trust or trusts for the exclusive benefit of such Immediate Family Members; or

(c) a partnership in which such Immediate Family Members are the only partners, provided that:

(1) there may be no consideration for any such transfer;

(2) the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 6.9; and

(3) subsequent transfers of transferred Options shall be prohibited except those in accordance with Article 8.

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Article 8 hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of Section 6 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Section 6.

Article 7.

Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the grant price of a Freestanding SAR which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not subsequently be changed by the Committee except pursuant to Section 4.3 hereof.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 Exercise of Freestanding SARs. Freestanding SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Unless the Award Agreement executed by the Participant expressly provides otherwise, the Freestanding SARs shall be exercisable in accordance with the following schedule:

Years After	Exercisable Percentage
Award Date	of SARs
Less than 1	0%
1 but less than 2	25%
2 but less than 3	50%
3 but less than 4	75%
4 but less than 10	100%

7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten (10) years.

7.6 Notice of Exercise and Payment of SAR Amount. An SAR granted under this Article 7 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 Termination of Employment. Except as set forth in Article 10 with respect to the effect of a Change in Control or except as the Committee may otherwise expressly provide in the Award Agreement evidencing the SAR, the following rules shall apply upon termination of the Participant's employment with the Company and all Subsidiaries:

(a) Except as set forth in subsections (b), (c), and (d) below, in the event a Participant ceases to be an Employee for any reason, any SAR or unexercised portion thereof granted under this Plan may be exercised, to the extent such SAR would have been exercisable by the Participant hereunder on the date on which the Participant ceased to be an Employee, within three (3) months of such date (seven (7) months in the event such termination occurs after the occurrence of a Change in Control), but in no event later than the date of the expiration of the term of the SAR.

(b) In the event of termination of employment due to the death of the Participant, each SAR held by the Participant shall become exercisable in full and may be exercised at any time prior to the expiration date of the SAR or within one (1) year after the date of the Participant's death, whichever period is shorter.

(c) In the event of termination of employment due to the Disability of the Participant, each SAR held by the Participant may, to the extent exercisable at the time of such termination, be exercised at any time prior to the expiration date of the SAR or within three (3) years after the date of the Participant's termination of employment, whichever period is shorter.

(d) In the event of termination of employment due to the retirement of the Participant on or after attaining age 55, all or a portion of each SAR held by the Participant, to the extent not then exercisable, shall become exercisable in accordance with the schedule set forth below based upon one point for the Participant's attained age and one point for each year of continuous service with the Company or its Subsidiaries as of the date of retirement (including for this purpose, continuous service with an entity prior to the date such entity was acquired by the Company or an affiliate of the Company, but excluding any service prior to January 1, 1975),

At least 70 but less than 80 points	50% of each unvested SAR shall vest
At least 80 but less than 90 points	75% of each unvested SAR shall vest
At least 90 points	100% of each unvested SAR shall vest

and all SARs held by the Participant to the extent then exercisable may be exercised at any time prior to the expiration date of the SAR or within three (3) years after the date of the Participant's retirement, whichever period is shorter.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution without the express written consent of the Committee. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company, or such other person or entity designated by the Company, during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 9.

Rights of Employees

9.1 Employment.

(a) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

(b) For purposes of this Plan, absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

9.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 10.

Change in Control

10.1 Effect of Change in Control. Upon the occurrence of a Change in Control, any and all Options and SARs granted hereunder shall become immediately exercisable and remain exercisable until such Options and SARs expire or terminate under the provisions of this Plan

10.2 Change in Control Not Approved by Incumbent Board. Upon the occurrence of a Change in Control not approved by the Incumbent Board, any and all Options and SARs granted hereunder shall become immediately exercisable and shall remain exercisable throughout their entire term without regard to termination of employment subsequent to such Change in Control.

Article 11.

Amendment, Modification, and Termination

11.1 Amendment, Modification, and Termination. The Board may at any time, and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

11.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 12.

Withholding

12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

12.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 13.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

Article 14.

Legal Construction

14.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.4 Securities Law Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.